UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report: January 31, 2006

(Date of earliest event reported)

AMERIPATH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22313	65-0642485
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7111 Fairway Drive, Suite 400

Palm Beach Gardens, Florida 33418

(Address of Principal Executive Offices, Zip Code)

(561) 712-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

New Credit Agreement

On January 31, 2006, AmeriPath, Inc. (“AmeriPath”) entered into a new senior secured credit facility pursuant to a Credit Agreement (the “Credit Agreement”) among AmeriPath Holdings, Inc. (“Holdings”), AmeriPath, the lenders party thereto from time to time, Wachovia Bank, National Association, as Administrative Agent, Citigroup Global Markets, Inc., as Syndication Agent, Deutsche Bank Securities Inc. and UBS Securities LLC, as Co-Documentation Agents, and Wachovia Capital Markets, LLC and Citigroup Global Markets, Inc., as Joint Lead Arrangers and Joint Bookrunners. The Credit Agreement provides for senior secured financing of up to $298.5 million, consisting of a $95 million revolving credit facility with a maturity of five years, including both a letter of credit sub-facility and a swingline loan sub-facility, and a $203.5 million term loan facility with a maturity of six years. In addition, AmeriPath may request additional tranches of term loans or increases to the revolving credit facility in an aggregate amount not exceeding $10.0 million, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

Guarantee and Collateral Agreement

Simultaneously with entering into the Credit Agreement, AmeriPath entered into a Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”), among Holdings, AmeriPath, the subsidiaries of AmeriPath identified therein and Wachovia Bank, National Association, as Collateral Agent pursuant to which, among other things, AmeriPath’s new senior secured credit facility is guaranteed by Holdings and substantially all of its current domestic subsidiaries, and will be guaranteed by substantially all of its future domestic subsidiaries and secured by substantially all of its existing and future property and assets and by a pledge of its capital stock, the capital stock of its domestic subsidiaries and up to 65% of the capital stock of certain of its foreign subsidiaries.

The foregoing descriptions of the Credit Agreement and the Guarantee and Collateral Agreement are qualified in their entirety by reference to the Credit Agreement and the Guarantee and Collateral Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 31, 2006, AmeriPath completed its previously announced acquisition of Specialty Laboratories, Inc. (“Specialty”) by way of a merger (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of September 29, 2005 (as amended, the “Merger Agreement”), among Holdings, AmeriPath, Silver Acquisition Corp. (“Silver”) and Specialty under which Silver was merged with and into Specialty, with Specialty as the surviving corporation and a wholly owned subsidiary of AmeriPath. Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of Specialty (“Specialty Common Stock”), other than shares of Specialty Common Stock held in treasury, or shares that had been contributed to and held by AmeriPath Group Holdings, Inc. (“Parent”), or any direct or indirect wholly owned subsidiary of Parent, immediately prior to the consummation of the Merger, or held by stockholders who are entitled to and properly exercise dissent rights under California law, were converted into the right to receive $13.25 in cash. Pursuant to the Merger Agreement, each outstanding option to purchase a share of Specialty Common Stock is entitled to receive, unless otherwise provided in an applicable agreement with the optionee, the difference between the exercise price of the option and $13.25. The total merger consideration to be paid is approximately $208 million. AmeriPath financed its acquisition through a combination of cash on hand, additional cash equity from AmeriPath’s majority stockholder, Welsh Carson, Anderson & Stowe IX, L.P., and borrowings under AmeriPath’s new credit facility.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Merger Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Merger Agreement a copy of which is attached as Exhibit 2.1 to the Form 8-K filed by AmeriPath on October 4, 2005 and is incorporated by reference herein.

On January 31, 2006, AmeriPath issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit 10.1 Credit Agreement, dated as of January 31, 2006, among AmeriPath Holdings, Inc., AmeriPath, Inc., the lenders party thereto from time to time, Wachovia Bank, National Association, as Administrative Agent and Collateral Agent, Citigroup Global Markets, Inc., as Syndication Agent, Deutsche Bank Securities Inc. and UBS Securities LLC, as Co-Documentation Agents, and Wachovia Capital Markets, LLC and Citigroup Global Markets, Inc., as Joint Lead Arrangers and Joint Bookrunners.

Exhibit 10.2 Guarantee and Collateral Agreement, dated as of January 31, 2006, among AmeriPath Holdings, Inc., AmeriPath, Inc., subsidiaries of AmeriPath, Inc. identified therein and Wachovia Bank, National Association, as Collateral Agent.

Exhibit 99.1 Press Release dated January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2006	By:	/s/ David L. Redmond
	Name:	David L. Redmond
	Title:	Executive Vice President and Chief Financial Officer

Exhibit	Description
10.1	Credit Agreement, dated as of January 31, 2006, among AmeriPath Holdings, Inc., AmeriPath, Inc., the lenders party thereto from time to time, Wachovia Bank, National Association, as Administrative Agent and Collateral Agent, Citigroup Global Markets, Inc., as Syndication Agent, Deutsche Bank Securities Inc. and UBS Securities LLC, as Co-Documentation Agents, and Wachovia Capital Markets, LLC and Citigroup Global Markets, Inc., as Joint Lead Arrangers and Joint Bookrunners.

10.2	Guarantee and Collateral Agreement, dated as of January 31, 2006, among AmeriPath Holdings, Inc., AmeriPath, Inc., subsidiaries of AmeriPath, Inc. identified therein and Wachovia Bank, National Association, as Collateral Agent.

99.1	Press Release dated January 31, 2006.